Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Information takes into consideration adjustments that are directly attributable to the Cornell Acquisition and the BI Acquisition, including certain financing activities, and are expected to have a continuing impact and are factually supportable. All pro forma adjustments have been explained in the related notes set forth below. The following Unaudited Pro Forma Condensed Combined Financial Information is based on the historical financial statements of GEO and Cornell, and the historical financial statements and accounting records of BII Holding after giving effect to the assumptions, reclassifications and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information. The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of October 3, 2010 present the pro forma effect of the acquisition of BII Holding as if it had occurred on that date. The Unaudited Pro Forma Condensed Combined Statements of Income (loss) for the thirty-nine weeks ended October 3, 2010, the thirty-nine weeks ended September 27, 2009 and for the year ended January 3, 2010 give effect to the acquisitions of Cornell and BII Holding as if they had occurred on December 29, 2008.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with (i) GEO’s historical consolidated financial statements; (ii) Cornell’s historical consolidated financial statements; and (iii) BII Holding’s historical consolidated financial statements.

GEO will account for the BI Acquisition as a business combination in accordance with GAAP. Upon completion of the acquisition, GEO will own 100% of the equity interests in BII Holding. In order to determine the acquirer for accounting purposes, GEO considered relative voting rights, the composition of the governing body of the combined entity and the composition of senior management of the combined entity after the acquisition. Based on the weighting of these factors, GEO has concluded that it is the accounting acquirer. Under the business combination method of accounting, as of the effective time of the acquisition, the assets acquired, including the identifiable intangible assets, and liabilities assumed from BII Holding will be recorded at their respective fair values and added to those of GEO. Any excess of the purchase price for the acquisition over the net fair value of BII Holding’s identified assets acquired and liabilities assumed will be recorded as goodwill and any transaction costs and restructuring expenses associated with the acquisition will be expensed as incurred. The results of operations of BII Holding will be combined with the results of operations of GEO beginning at the effective time of the acquisition.

The unaudited pro forma financial data is based on the historical financial statements of GEO, Cornell, BII Holding, and on publicly available information and certain assumptions that GEO believes are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. GEO has not yet performed a detailed valuation analysis necessary to determine the fair market values of BII Holding’s assets to be acquired and liabilities to be assumed. The preliminary purchase price allocation for Cornell, which has been disclosed in GEO’s Quarterly Report on Form 10-Q as of and for the thirty-nine weeks ended October 3, 2010, is presented in Note 3 to the Unaudited Pro Forma Condensed Combined Financial Information. This preliminary allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill represents GEO’s most current estimate of the allocation.

The Unaudited Pro Forma Condensed Combined Financial Information is provided for informational purposes only. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the acquisitions and certain financing activities been completed on the dates used to prepare the pro forma financial information. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Information may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the acquisitions and certain financing activities. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial position or results of operations of GEO, after giving effect to the Cornell Acquisition, the BI Acquisition and certain financing activities. Reclassifications and adjustments may be required if changes to GEO’s consolidated financial presentation are needed to conform Cornell’s and BII Holding’s accounting policies to those of GEO.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in a manner consistent with the accounting policies adopted by GEO. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the notes to Consolidated Financial Information included in GEO’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010 for the fiscal year ended January 3, 2010. The Unaudited Pro Forma Condensed Combined Financial Information does not assume any differences in accounting policies between GEO, Cornell and BII Holding. Upon consummation of the BI Acquisition, GEO will review the accounting policies of BII Holding to ensure conformity of such accounting policies to those of GEO and, as a result of that review, GEO may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on GEO’s combined financial information. At this time, GEO is not aware of any differences in accounting policies that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with these transactions. This information also does not include any integration costs the companies may incur related to the acquisitions as part of combining the operations of the companies. The Unaudited Pro Forma Condensed Combined Financial Information includes an estimate for aggregate transaction costs. Additional costs, not included in the Unaudited Pro Forma Condensed Combined Financial Information, will likely be incurred for items such as systems integration and conversion, change in control and other employee benefits, lease termination and/or modification costs, and training costs. A substantial portion of these costs will be incurred over the year following the acquisitions. In general, these costs will be recorded as expenses when incurred and are non-recurring, and, therefore, are not reflected in the Unaudited Pro Forma Condensed Combined Financial Information.

THE GEO GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical
	GEO
	As of	BII Holding As
	October 3,	of September 30,		Pro Forma			Pro Forma
	2010	2010	Reclassifications(A)	Adjustments	Note		Combined
			(in ‘000’s)

Current Assets
Cash and cash equivalents	$53,766	$5,134	—	—	(B	)	$58,900
Restricted cash and investments	40,180	100	—	—			40,280
Accounts receivable, less allowance for doubtful accounts	261,683	15,653	—	—			277,336
Income tax receivable	—	105	(105)	—			—
Inventories	—	5,038	(5,038)	—			—
Current portion of sales-type leases receivable	—	1,879	(1,879)	—			—
Deferred income tax asset, net	31,195	5,231	—	8,158	(C	)	44,584
Other current assets, net	21,443	4,294	7,022	—			32,759

Total current assets	408,267	37,434	—	8,158			453,859

Restricted Cash Investments	39,766	—	—	—			39,766
Sales-type leases receivable, net of current portion	—	4,189	(4,189)	—			—
Rental and monitoring equipment, net	—	14,265	(14,265)	—			—
Property and Equipment, Net	1,498,886	6,283	23,288	—			1,528,457
Assets Held for Sale	4,348	—	—	—			4,348
Lease Receivables, net of current portion	36,835	—	4,189	—			41,024
Goodwill	244,568	169,941	—	121,870	(D	)	536,379
Intangible Assets, net	92,342	107,257	—	143	(E	)	199,742
Capitalized Software, net	—	9,023	(9,023)	—			—
Deferred Financing Fees	—	4,144	—	(4,144)	(F	)	—
Other Non-Current Assets	64,948	289	—	9,800	(F	)	75,037

	$2,389,960	$352,825	—	$135,827			$2,878,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$66,799	4,099	—	—			70,898
Accrued payroll and related taxes	43,690	3,844	—	—			47,534
Deferred revenue	—	1,162	(1,162)	—			—
Accrued expenses and other current liabilities	119,323	766	1,162	—			121,251
Current portion of long-term debt, capital lease obligations and non-recourse debt	41,173	772	—	1,728	(G	)	43,673

Total current liabilities	270,985	10,643	—	1,728			283,356

Deferred Income Tax Liabilities	51,069	38,163	—	(454)	(H	)	88,778
Other Non-Current Liabilities	50,996		10,727	—			61,723
Deferred Revenue and Other Liabilities	—	3,177	(3,177)	—			—
Accrued Contingent Consideration	—	7,550	(7,550)	—			—
Capital Lease Obligations	13,888	—	449	—			14,337
Long-Term Debt	802,506	181,908	(449)	253,967	(I	)	1,237,932
Non-Recourse Debt	191,603	—	—	—			191,603
Shareholders’ Equity
Preferred stock, $0.01 par value, 30,000 shares authorized, none issued or outstanding	—	—	—	—			—
Common stock, $0.01 par value, 90,000 shares authorized, 84,256 issued and 64,416 outstanding	644	12	—	(12)	(J	)	644
Additional paid-in capital	713,296	133,132	—	(133,132)	(J	)	713,296
Retained earnings/Accumulated Deficit	405,047	(21,760)	—	13,730	(J	)	397,017
Accumulated other comprehensive income	7,762	—	—	—			7,762
Treasury stock, at cost	(138,848)	—	—	—			(138,848)

Total shareholders’ equity attributable to The GEO Group, Inc.	987,901	111,384	—	(119,414)			979,871

Noncontrolling interests	21,012	—	—	—			21,012
Total Shareholders’ Equity	1,008,913	111,384	—	(119,414)			1,000,883

	$2,389,960	$352,825	—	$135,827			$2,878,612

THE GEO GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
Thirty-Nine Weeks Ended October 3, 2010

	Historical					Historical
		Cornell				BII Holding
	GEO	Six Months	Cornell			Nine Months
	Thirty-Nine	Ended	July 1-	Pro Forma		Ended		Pro Forma
	Weeks Ended	June 30,	August 11,	Adjustments		September 30,	Reclassifications	Adjustments			Pro Forma
	October 3, 2010	2010	2010(a)	of Cornell	Note	2010	of BII Holding(KK)	of BII Holding	Note		Combined
	(in thousands except per share data)

Revenues	$895,570	$203,877	$44,854	$(1,078)	(L)	$82,557	$—	$—			$1,225,780
Operating Expenses	694,348	151,476	35,774	(6,072)	(L,M)	49,185	(2,690)	—			922,021
Pre-opening and start-up expenses	—	—	—	—		—	—	—			—
Provision for Doubtful Accounts	—	—	—	—		468	(468)	—			—
Depreciation and Amortization	32,096	9,254	2,105	3,678	(N)	—	17,729	(3,606)	(NN	)	61,256
Research and Development Expenses	—	—	—	—		2,052	(2,052)	—			—
General and Administrative Expenses	72,028	13,760	23,661	(36,669)	(O)	—	10,931	—			83,711
Selling, General and Administrative Expenses	—	—	—	—		24,388	(23,450)	(938)	(T	)	—

Operating Income (Loss)	97,098	29,387	(16,686)	37,985		6,464	—	4,544			158,792

Interest Income	4,448	255	67	—		—	2	—			4,772
Interest Expense	(28,178)	(12,601)	(2,859)	3,693	(P)	(15,020)	(2)	(3,490)	(PP	)	(58,457)
Other Expense, net	—	—	—	—		(10)	—	—			(10)
Loss on Extinguishment of Debt	(7,933)	—	—	—		—	—	—			(7,933)

Income (Loss) Before Income Taxes, Equity in Earnings of Affiliates	65,435	17,041	(19,478)	41,678		(8,566)	—	1,054			97,164
Provision for Income Taxes	28,560	7,477	(7,030)	11,980	(Q)	(2,059)	—	421	(Q	)	39,349
Equity in Earnings of Affiliates, net of income tax provision	2,868	—	—	—		—	—	—			2,868

Income (Loss) from Continuing Operations	39,743	9,564	(12,448)	29,698		(6,507)	—	633			60,683

Less: Earnings Attributable to Non-controlling Interests	227	(1,155)	(318)	459	(R)	—	—	—			(787)

Income (Loss) from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$39,970	$8,409	$(12,766)	$30,157		$(6,507)	—	$633			$59,896

Weighted Average Common Shares Outstanding:
Basic	52,428	14,903		861	(S)						68,192	(S)
Diluted	53,044	15,050		714	(S)						68,808	(S)
Earnings per Common Share
Basic:
Income from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$0.76	$0.56
Diluted:
Income from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$0.75	$0.56

(a) In order to present Cornell’s financial results for the full thirty-nine weeks ended October 3, 2010, the stub period July 1, 2010 through August 11, 2010 has been included.

THE GEO GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
Thirty-Nine Weeks Ended September 27, 2009

	Historical				Historical
	GEO	Cornell			BII Holding
	Thirty-Nine	Nine Months			Nine Months
	Weeks Ended	Ended	Pro Forma		Ended		Pro Forma
	September 27,	September 30,	Adjustments		September 30,	Reclassifications of	Adjustments		Pro Forma
	2009	2009	of Cornell	Note	2009	BII Holding(KK)	of BII Holding	Note	Combined
	(in thousands except per share data)

Revenues	$830,305	$308,323	$(1,281)	(L)	$77,385	$—	$—		$1,214,732
Operating Expenses	655,413	222,044	(3,214)	(M,N)	43,738	(3,475)	—		914,506
Provision for Doubtful Accounts	—	—	—		620	(620)	—		—
Depreciation and Amortization	29,062	14,093	4,624	(N)	—	22,374	(5,240)	(NN)	64,913
Research and Development Expenses	—	—	—		2,052	(2,052)	—		—
General and Administrative Expenses	49,936	18,214	—		—	11,522	—		79,672
Selling, General and Administrative Expenses	—	—	—		28,687	(27,749)	(938)	(T)	—

Operating Income (Loss)	95,894	53,972	(2,691)		2,288	—	6,178		155,641

Interest Income	3,520	530	—		—	10	—		4,060
Interest Expense	(20,498)	(19,435)	4,641	(P)	(14,643)	(10)	(5,339)	(PP)	(55,284)
Other Expense, net	—	—	—		(18)	—	—		(18)

Income (Loss) Before Income Taxes, Equity in Earnings of Affiliates, and Discontinued Operations	78,916	35,067	1,950		(12,373)	—	839		104,399
Provision for Income Taxes	30,374	14,499	780	(Q)	(4,640)	—	335	(Q)	41,348
Equity in Earnings of Affiliates, net of income tax provision	2,407	—	—		—	—	—		2,407

Income (Loss) from Continuing Operations	50,949	20,568	1,170		(7,733)	—	504		65,458
Less: Earnings Attributable to Non-controlling Interests	(129)	(1,386)	521	(R)	—	—	—		(994)

Income (Loss) from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$50,820	$19,182	$1,691		$(7,733)	—	$504		$64,464

Weighted Average Common Shares Outstanding:
Basic	50,800	14,880	884	(S)					66,564	(S	)
Diluted	51,847	14,968	796	(S)					67,611	(S	)
Earnings per Common Share
Basic:
Income from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$1.00	$1.29
Diluted:
Income from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$0.98	$1.28

THE GEO GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
Fiscal Year Ended January 3, 2010

						Historical
	Historical					BII Holding
	GEO	Cornell				Twelve Months
	Fiscal	Year Ended		Pro Forma		Ended		Pro Forma
	Year Ended	December 31,	Reclassifications	Adjustments		December 31,	Reclassifications	Adjustments		Pro Forma
	January 3, 2010	2009	of Cornell(K)	of Cornell	Note	2009	of BII Holding(KK)	of BII Holding	Note	Combined
	(in thousands except per share data)

Revenues	$1,141,090	$412,377	$—	$(1,708)	(L)	$104,143	$—	$—		$1,655,902
Operating Expenses	897,099	295,645	4,086	(4,285)	(L,M)	58,818	(3,321)	—		1,248,042
Pre-opening and start-up expenses	—	4,086	(4,086)	—		—	—	—		—
Provision for Doubtful Accounts	—	—	—	—		820	(820)	—		—
Depreciation and Amortization	39,306	18,833	—	6,122	(N)	—	28,770	(6,484)	(NN)	86,547
Research and Development Expenses	—	—	—	—		2,490	(2,490)	—		—
General and Administrative Expenses	69,240	24,112	—	—		—	15,415	—		108,767
Selling, General and Administrative Expenses	—	—	—	—		38,804	(37,554)	(1,250)	(T)	—

Operating Income (Loss)	135,445	69,701	—	(3,545)		3,211	—	7,734		212,546

Interest Income	4,943	657	—	—		—	11	—		5,611
Interest Expense	(28,518)	(25,830)	—	5,835	(P)	(19,617)	(11)	(7,020)	(PP)	(75,161)
Other Expense, net	—	—	—	—		(31)	—	—		(31)
Loss on Extinguishment of Debt	(6,839)	—	—	—		—	—	—		(6,839)

Income (Loss) Before Income Taxes, Equity in Earnings of Affiliates, and Discontinued Operations	105,031	44,528	—	2,290		(16,437)	—	714		136,126

Provision for Income Taxes	42,079	17,955	—	916	(Q)	(6,246)	—	286	(Q)	54,990
Equity in Earnings of Affiliates, net of income tax provision	3,517	—	—	—		—	—	—		3,517

Income (Loss) from Continuing Operations	66,469	26,573	—	1,374		(10,191)	—	428		84,653

Less: Earnings Attributable to Non-controlling Interests	(169)	(1,947)	—	706	(R)	—	—	—	—	(1,410)

Income from Continuing Operations Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$66,300	$24,626		$2,080		$(10,191)		$428		$83,243

Weighted Average Common Shares Outstanding:
Basic	50,879	14,881		883	(S)					66,643	(S)
Diluted	51,922	14,986		778	(S)					67,686	(S)
Earnings per Common Share
Basic:
Income from continuing operations attributable to the combined Company	$1.30	$1.65
Diluted:
Income from continuing operations attributable to the combined Company	$1.28	$1.64

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared by GEO based on the historical financial statements of GEO and Cornell, and the historical financial statements and accounting records of BII Holding to reflect the effects of the Cornell Acquisition, the BI Acquisition and certain financing activities. The Unaudited Pro Forma Condensed Combined Financial Information takes into consideration adjustments that are directly attributable to the Cornell Acquisition and the BI Acquisition, including certain financing activities, and are expected to have a continuing impact and are factually supportable. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical consolidated financial statements of GEO, Cornell and BI, including the related notes, with GEO’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the “Unaudited Pro Forma Condensed Combined Financial Information”. The effective date of the Cornell Acquisition, the BI Acquisition and certain financing activities is assumed to be October 3, 2010 for purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet, and December 29, 2008 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Income (Loss). The unaudited pro forma financial data included in this Form 8-K is based on the historical financial statements of GEO and Cornell, and the historical financial statements and accounting records of BII Holding, on publicly available information where available and certain assumptions that GEO believes are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Information.

2.	Acquisition of BII Holding

On December 21, 2010, GEO entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BII Holding, GEO Acquisition IV, Inc., a Delaware corporation and wholly-owned subsidiary of GEO (“Merger Sub”), BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P. (“AEA”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into BII Holding (the “Merger”), with BII Holding continuing as the surviving corporation and a wholly-owned subsidiary of GEO. Pursuant to the Merger Agreement, GEO will pay merger consideration of $415.0 million in cash, subject to certain adjustments, including an adjustment for working capital. All indebtedness of BI under its senior term loan and senior subordinated note purchase agreement will be repaid by BII Holding with a portion of the $415.0 million of merger consideration. As of September 30, 2010, approximately $78.4 million was outstanding under the senior term loan and $105.4 million was outstanding under the senior subordinated note purchase agreement, excluding the unamortized debt discount.

3.	Acquisition of Cornell

On August 12, 2010, GEO completed its acquisition of Cornell pursuant to a definitive merger agreement entered into on April 18, 2010, and amended on July 22, 2010, between GEO, GEO Acquisition III, Inc., and Cornell. Under the terms of the merger agreement, GEO acquired 100% of the outstanding common stock of Cornell for aggregate consideration of $618.3 million, excluding cash acquired of $12.9 million and including: (i) cash payments for Cornell’s outstanding common stock of $84.9 million, (ii) payments made on behalf of Cornell related to Cornell’s transaction costs accrued prior to the acquisition of $6.4 million, (iii) cash payments for the settlement of certain of Cornell’s debt plus accrued interest of $181.9 million using proceeds from GEO’s senior credit facility, (iv) common stock consideration of $357.8 million, and (v) the fair value of stock option replacement awards of $0.2 million. The value of the equity consideration was based on the closing price of GEO common stock on August 12, 2010 of $22.70. For purposes of the accompanying Unaudited Pro Forma Condensed Combined Statements of Income (Loss), certain adjustments have been made to present the combined companies’ operations as if the acquisitions had occurred on December 29, 2008. The historical GEO financial statement data presented in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet includes Cornell and as such, there are no adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet relating to the Cornell Acquisition.

GEO is identified as the acquiring company for US GAAP accounting purposes. Under the purchase method of accounting, the aggregate purchase price was allocated to Cornell’s net tangible and intangible assets based on their estimated fair values as of August 12, 2010, the date of closing and the date that GEO obtained control over Cornell. In order to determine the fair values of a significant portion of the assets acquired and liabilities assumed, the Company engaged third party independent valuation specialists. For any assets acquired and liabilities assumed for which the Company did not consider the work of third party independent valuation specialists, the fair value determined represents the estimated price to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The preliminary purchase price allocation for Cornell, which was disclosed in GEO’s Quarterly Report on Form 10-Q as of and for the thirty-nine weeks ended October 3, 2010 is presented below. This preliminary allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill represents GEO’s most current estimate of the allocation.

Accounts receivable	$57,761
Other current assets	13,176
Deferred income tax asset	10,934
Restricted cash and investments	43,183
Property and equipment	462,797
Intangible assets	77,600
Out of market lease assets	472
Other long-term assets	11,509

Total assets acquired	$677,432

Accounts payable and accrued expenses	$(53,646)
Fair value of non-recourse debt	(120,943)
Out of market lease liabilities	(24,071)
Deferred income tax liabilities	(44,009)
Other long-term liabilities	(130)

Total liabilities assumed	(242,799)

Total identifiable net assets	434,633
Goodwill	204,382

Fair value of Cornell’s net assets	639,015
Non-controlling interest	(20,700)

Total consideration for Cornell, net of cash acquired	$618,315

4.	Preliminary Pro Forma and Acquisition Accounting Adjustments

(A) For the purposes of the accompanying unaudited pro forma condensed combined financial statements, the following reclassifications have been made to BII Holding’s historical consolidated balance sheet to be consistent with GEO’s historical financial presentation:

•	Income tax receivable, and Inventories, and Current portion of sales-type leases receivable have been reclassified to Other current assets, net;

•	Sales-Type Leases Receivable, Net of Current Portion has been reclassified to Lease Receivables, Net of Current Portion;

•	Rental and Monitoring Equipment, Net, and Capitalized Software, Net, have been reclassified to Property and Equipment, Net;

•	Deferred revenue has been reclassified to Accrued expenses and other current liabilities;

•	Deferred Revenue and Other Liabilities and Accrued Contingent Consideration have been reclassified to Other Non-current Liabilities; and

•	The long-term portion of BII Holding’s capital leases have been reclassified to Capital Lease Obligations.

(B) The pro forma cash balance reflects the following sources and uses of cash in connection with the completion of the BI Acquisition (in ’000’s):

	Pro Forma
	Adjustments
Borrowings under GEO’s senior credit facility and proceeds from issuance of the notes used to finance the BI Acquisition	$436,350
Cash paid in BI Acquisition(a)	(415,000)
Cash payment of financing charges	(9,800)
Cash payment of transaction costs associated with the BI Acquisition	(11,550	)(b)

Net pro forma adjustment to cash	$—

(a)	A portion of the $415.0 million of merger consideration will be used by BII Holding to repay indebtedness of BI under its senior term loan and senior subordinated note purchase agreement. The outstanding balances of the senior term loan and senior subordinated note purchase agreement, excluding the unamortized debt discount, were $78.4 million and $105.4 million, respectively, as of September 30, 2010.

(b)	These costs are reflected in retained earnings and are not included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income (Loss).

(C) To the extent these adjustments relate to tax deductible items, the adjustment to deferred income tax assets, net, reflects an estimated tax impact at the statutory rate of 40%.

The adjustments to current deferred income tax asset are as follows:

Tax impact on acceleration of stock options upon change in control	$2,980
Tax impact on write-off of BII Holding’s deferred financing fees	1,658
Estimated tax deductible portion of non-recurring, direct transaction costs	3,520

Total pro forma adjustments	$8,158

(D) The purchase price was allocated to the net assets acquired as indicated in the table below. GEO has not determined the fair market values of BII Holding’s Rental and Monitoring Equipment, Capitalized Software or its Property and Equipment and therefore has not reflected a fair value adjustment to these assets. In addition, GEO has assumed that Current Assets, Sales-type Leases Receivable, Current Liabilities and Deferred Revenue and Other Liabilities approximate their fair value for the purposes of the preliminary purchase price allocation. Management has obtained an estimate of identifiable intangible assets based on preliminary data obtained during the due diligence process. The preliminary purchase price allocation and the pro forma adjustments to goodwill based on the assumptions disclosed herein are as follows (in ‘000’s):

Preliminary estimated purchase price allocation:
Total current assets, net of cash and cash equivalents	$36,938
Property and equipment	29,571
Fair value of intangible assets	107,400
Sales-type leases receivable, net of current portion	4,189
Other non-current assets	289

Total assets acquired	$178,387

Total current liabilities	$(9,871)
Deferred income tax liabilities	(37,709)
Other non-current liabilities	(10,727)
Long-term debt and capital lease obligations, including current portion of debt	(2,025)

Total liabilities assumed	$(60,332)

Net assets acquired	118,055
Goodwill	291,811

Acquisition consideration, net of cash acquired	$409,866

Pro forma adjustments to goodwill:
Elimination of BII Holding’s goodwill as of September 30, 2010	$(169,941)
Excess of purchase price over fair value of assets acquired and liabilities assumed	291,811

Total pro forma adjustments	$121,870

(E) This adjustment reflects the elimination of the net carrying value of BII Holding’s intangible assets and the addition of estimated fair value of the identifiable intangible assets acquired in the transaction. In order to estimate a fair value of the acquired intangible assets, GEO considered the work performed by a third party valuation specialist based on preliminary information acquired during the due diligence process. The estimated fair values of the identifiable intangible assets will be finalized subsequent to the close of the transaction and any such valuation established by a complete analysis may be materially different from the amounts used in the accompanying pro forma financial statements. The adjustments to intangible assets are as follows (in ‘000’s):

	Pro Forma
	Adjustments	Useful life

Elimination of the net carrying value of BII Holding’s intangible assets, net, as of September 30, 2010	$(107,257)
Fair value of finite lived identifiable intangible assets acquired:
Customer relationships	56,900	1 to 15 years
Developed technology	17,500	7 years
Non-compete agreements	1,700	2 years
Fair value of indefinite lived identifiable intangible assets acquired:
Trade Name	31,300	Indefinite

Total pro forma adjustments	$143

(F) GEO’s Other Non-Current Assets and BII Holding Deferred Financing Fees reflect an adjustment to write-off $4.1 million of BII Holding’s existing deferred financing fees and an adjustment to record GEO’s estimated deferred financing fees of $9.8 million associated with certain financing activities.

(G) The net increase in the current portion of long term debt reflects the following adjustments (in ‘000’s):

Pro Forma
Adjustments

Current portion of GEO Term loan A-2 expected to be due May 2011	$1,875
Elimination of the net carrying value of the current portion of BII Holding’s debt not assumed, as of September 30, 2010	(147)

$1,728

(H) The adjustments to Deferred Income Tax Liabilities are calculated using GEO’s domestic estimated statutory income tax rate, and are as follows (in ‘000’s):

Pro Forma
Adjustments

Elimination of the estimated deferred income tax liabilities associated with BII Holding’s intangible assets	$(43,414)

Intangible assets giving rise to deferred tax assets:
Fair value of customer relationships	56,900
Fair value of trade names acquired	31,300
Fair value of developed technology acquired	17,500
Fair value of non-compete agreements	1,700

107,400
Domestic estimated statutory income tax rate	40.00%

Pro forma deferred tax liabilities on acquired intangibles	42,960

Pro forma deferred tax liabilities adjustment	$(454)

(I) The increase to Long-Term Debt reflects the following pro forma adjustments assuming the BI Acquisition was completed as of October 3, 2010 (in ‘000’s):

Pro Forma
Adjustments

Repayment of BII Holding’s long-term debt	$(180,508)
Incremental debt to GEO to finance the BI Acquisition and related costs:
Proceeds from Revolver	36,350
Proceeds from New Term Loan A-2, net of current portion	148,125
Proceeds from the notes used to finance the BI Acquisition	250,000

$253,967

(J) The following reflects the pro forma adjustments to Shareholders’ Equity (in ‘000’s):

	Pro Forma Adjustments (in ‘000’s)
		Accumulated	Additional paid-in	Total pro
	Common stock	Earnings (Deficit)	capital	forma

Non-recurring transaction costs, net of tax, not considered in the Unaudited Pro Forma Condensed Combined Statements of Income	$—	$(8,030)	$—	$(8,030)
Acceleration of stock options upon change in control	—	(7,449)	7,449	—
Tax impact of acceleration of stock options upon change in control	—	2,980	—	2,980
Elimination of equity in purchase accounting, after acceleration of stock options	(12)	26,229	(140,581)	(114,364)

	$(12)	$13,730	$(133,132)	$(119,414)

(K) Cornell’s Pre-opening and start-up expenses were reclassified to GEO’s Operating Expenses to be consistent with GEO’s historical presentation.

(KK) For the purposes of the accompanying Unaudited Pro Forma Condensed Combined Financial Statements, the reclassifications described in the tables below have been made to BII Holding’s historical statements of income to be consistent with GEO’s historical presentation. For the purposes of the table below:

(a) Selling, General and Administrative Expenses have been reclassified into GEO’s Operating Expenses and GEO’s General and Administrative Expenses.

(b) Research and Development Expenses have been reclassified into GEO’s General and Administrative Expenses.

(c) Provision for Doubtful Accounts have been reclassified into GEO’s General and Administrative Expenses.

(d) Amortization and Depreciation have been reclassified into GEO’s consolidated line item.

(e) Interest Income from Interest Expense, net has been reclassified into GEO’s Interest Income line item.

						Reclassifications
						Nine Months
						Ended
	(a)	(b)	(c)	(d)	(e)	September 30, 2010

Operating expenses	$6,562	$—	$—	$(9,252)	$—	$(2,690)
Provision for doubtful accounts	—	—	(468)	—	—	(468)
Depreciation and Amortization	—	—	—	17,729	—	17,729
Research and Development Expenses	—	(2,052)	—	—	—	(2,052)
General and Administrative expenses	8,461	2,052	468	(50)	—	10,931
Selling, General and Administrative expenses	(15,023)	—	—	(8,427)	—	(23,450)
Interest income	—	—	—	—	(2)	(2)
Interest expense	$—	$—	$—	$—	$2	$2

						Reclassifications
						Nine Months
						Ended
	(a)	(b)	(c)	(d)	(e)	September 30, 2009

Operating expenses	$7,905	$—	$—	$(11,380)	$—	$(3,475)
Provision for doubtful accounts	—	—	(620)	—	—	(620)
Depreciation and Amortization	—	—	—	22,374	—	22,374
Research and Development Expenses	—	(2,052)	—	—	—	(2,052)
General and Administrative expenses	8,959	2,052	620	(109)	—	11,522
Selling, General and Administrative expenses	(16,864)	—	—	(10,885)	—	(27,749)
Interest income	—	—	—	—	(10)	(10)
Interest expense	$—	$—	$—	$—	$10	$10

						Reclassifications
						Year Ended
	(a)	(b)	(c)	(d)	(e)	December 31, 2009

Operating expenses	$11,536	$—	$—	$(14,857)	$—	$(3,321)
Provision for doubtful accounts	—	—	(820)	—	—	(820)
Depreciation and Amortization	—	—	—	28,770	—	28,770
Research and Development Expenses	—	(2,490)	—	—	—	(2,490)
General and Administrative expenses	12,230	2,490	820	(125)	—	15,415
Selling, General and Administrative expenses	(23,766)	—	—	(13,788)	—	(37,554)
Interest income	—	—	—	—	(11)	(11)
Interest expense	$—	$—	$—	$—	$11	$11

(L) Pro forma revenue and Operating Expenses for the periods presented reflect the elimination of rental income and rental expense related to a facility that is owned by GEO and was leased to Cornell prior to the acquisition of Cornell in August 2010.

(M) The pro forma adjustments to Operating Expenses for the pro forma periods presented in the table below represent adjustments for the rental expense discussed in (L) above and also adjustments to rental expense for the amortization of the out-of-market leases acquired from Cornell in August 2010 as follows (in ‘000’s):

	Pro Forma Adjustments
	Thirty-Nine	Thirty-Nine
	Weeks	Weeks	Fiscal
	Ended	Ended	Year Ended
	October 3,	September 27,	January 3,
	2010	2009	2010

Pro forma adjustments to Operating Expense:
Intercompany rent expense elimination	$1,078	$1,281	$1,708
Elimination of non-recurring operating costs	$3,147	—	—
Amortization of liability for unfavorable market lease positions	1,847	1,933	2,577

	$6,072	$3,214	$4,285

(N) Pro forma Depreciation and Amortization for the periods presented in the table below reflects the following adjustments for Cornell (in ‘000’s):

	Pro Forma Adjustments
	Thirty-Nine	Thirty-Nine	Fiscal
	Weeks Ended	Weeks Ended	Year Ended
	October 3,	September 27,	January 3,
	2010	2009	2010

Elimination of Cornell’s Depreciation and Amortization Expense	$(11,359)	$(14,093)	$(18,833)
Amortization of identifiable amortizable intangible assets:
Facility management contracts acquired	3,445	4,214	5,619
Non-compete agreements	1,440	2,513	3,350
Depreciation of fair value of acquired Property and Equipment	10,152	11,990	15,986

Pro forma adjustment to Depreciation and Amortization expense	$3,678	$4,624	$6,122

(NN) Pro forma Depreciation and Amortization for the periods presented in the table below reflects the following adjustments for BII Holding (in ‘000’s):

	Pro Forma Adjustments
	Thirty-Nine	Thirty-Nine	Fiscal
	Weeks Ended	Weeks Ended	Year Ended
	October 3,	September 27,	January 3,
	2010	2009	2010

Elimination of BII Holding’s amortization expense	$(9,042)	$(10,751)	$(13,833)
Amortization of identifiable amortizable intangible assets:
Customer relationships	2,923	2,999	3,999
Non-compete agreements	638	637	850
Developed technology	1,875	1,875	2,500

Pro forma adjustment to Depreciation and Amortization expense	$(3,606)	$(5,240)	$(6,484)

GEO has not completed its fair value assessment with regards to the fair value of the identifiable intangible assets acquired from BII Holding. Management believes the only other significant items besides the identifiable intangible assets that may have a fair value adjustment are Rental and Monitoring Equipment, Property and Equipment and Capitalized Software. Upon preliminary review of these capitalized assets, management concluded that the current book value approximated fair value based on the observations that BII Holding has made recent fair value assessments. Additionally, management has not reported any significant impairments of its fixed assets as of their most recent financial statements. The finalization of fair value assessments may have a material impact on GEO’s financial position and results of operations in the periods following the acquisition.

The following table presents the impact of a 10% increase or decrease to GEO’s preliminary estimated fair value of BII Holding’s identifiable intangible assets and fixed assets assuming a 3-year remaining useful life as of and for the thirty-nine weeks ended October 3, 2010 (in ’000s):

	Selected from
	Pro Forma Financial	Sensitivity Analysis
	Information	-10%	10%

Property and Equipment, Net	$29,571	$26,614	$32,528
Intangible Assets	$107,400	$96,660	$118,140
Pro forma Depreciation and Amortization	$14,123	$11,546	$14,112

(O) The table below reflects the elimination of non-recurring transaction costs incurred by Cornell and GEO during the thirty-nine weeks ended October 3, 2010 (in ’000’s):

Pro Forma
adjustments

GEO transaction costs:
Legal and consulting fees	$10,550
Administrative and printing costs	5,138
Cornell transaction costs:
Legal and consulting fees	8,917
Stock based compensation expense	5,232
Change of control payments	5,183
Other non-recurring compensation costs	1,649

Total non-recurring transaction costs	$36,669

(P) Pro forma adjustments to Interest Expense relating to the Cornell Acquisition are as follows (in ‘000’s):

	Pro Forma Adjustments
	Thirty-	Thirty-
	Nine Weeks	Nine Weeks	Fiscal
	Ended	Ended	Year Ended
	October 3,	September 27,	January 3,
	2010	2009	2010

Elimination of the interest expense incurred by Cornell for indebtedness repaid in connection with the acquisition by GEO	$(9,092)	$(11,685)	$(15,417)
Pro forma interest expense incurred by GEO as a result of the Cornell Acquisition:
Interest expense related to incremental debt of $84.9 million, including amortization of deferred financing fees (a)	4,976	6,494	8,847
Amortization of debt discount related to variable interest entity acquired in the Cornell Acquisition	423	550	735

Pro forma adjustment — Decrease to interest expense	$(3,693)	$(4,641)	$(5,835)

(a) Assumes weighted average interest rates of 3.29%, 3.42% and 3.41% for the thirty-nine weeks ended October 3, 2010, thirty-nine weeks ended September 27, 2009 and fiscal year ended January 3, 2010, respectively. Based on these incremental borrowings, every one percent change in the weighted average interest rate would cause our annual interest rate expense to change by $2.7 million.

(PP) Pro forma adjustments to interest expense relating to the BI Acquisition are as follows (in ‘000’s):

	Pro Forma Adjustments
	Thirty-Nine	Thirty-Nine	Fiscal Year
	Weeks Ended	Weeks Ended	Ended
	October 3,	September 27,	January 3,
	2010	2009	2010

Elimination of the interest expense incurred by BII Holding for indebtedness repaid in connection with the acquisition by GEO	$(15,018)	$(14,633)	$(19,606)
Pro forma interest expense incurred by GEO as a result of the BI Acquisition(a)	18,508	19,972	26,626

Pro forma adjustment — Increase to interest expense	$3,490	$5,339	$7,020

(a) Assumes weighted average interest rates of 6.01%, 6.38%, and 6.34%, respectively, based on (i) our existing Term Loan A, the incremental term loan, borrowings under the revolving credit facility and the notes used to finance the BI Acquisition, during these periods, and (ii) the interest expense incurred as a result of the fact that our increased leverage pro forma for the BI Acquisition will cause a 0.25% increase in the interest rate on our pre-existing term loans and historical borrowings under the revolving credit facility. Based on these borrowings for these periods, excluding the notes used to finance the BI Acquisition, every one percent change in the weighted average interest rate applicable to the existing Term Loan A, the incremental term loan and borrowings under the revolving credit facility would cause our interest expense to change by $2.4 million, $2.0 million, and $2.7 million, respectively. Every one percent change in the interest rate applicable to the notes used to finance the BI Acquisition would cause our annual interest rate expense to change by $2.5 million.

(Q) The provision for income taxes has been adjusted for the impact of the recurring pro forma adjustments using GEO’s domestic estimated statutory tax rate of 40%.

(R) Adjustments to noncontrolling interests are as follows (in ‘000’s):

	Pro Forma Adjustments
	Thirty-Nine	Thirty-Nine	Fiscal Year
	Weeks Ended	Weeks Ended	Ended
	October 3,	September 27,	January 3,
	2010	2009	2010

Pro forma change in the fair value of debt, after tax	$(254)	$(330)	$(442)
Pro forma change in depreciation, after tax	(205)	(191)	(264)

Total pro forma adjustments to noncontrolling interest	$(459)	$(521)	$(706)

(S) GEO’s basic and diluted EPS assumes shares of GEO common stock are exchanged for shares of Cornell common stock at a ratio of 1.3 shares of GEO common stock for each share of Cornell common stock for 80% of the total purchase price. The pro forma shares are calculated as follows (in ‘000’s):

				Pro forma combined
				Thirty-Nine
	Historical		Pro forma	Weeks Ended
	GEO	Cornell	adjustments	October 3, 2010

Weighted average common shares			(14,903)
outstanding	52,428	14,903	15,764	68,192
Effect of dilutive securities:
Employee and director stock options and restricted stock	616	147	(147)	616

Weighted average diluted shares	53,044	15,050	714	68,808

				Pro forma combined
				Thirty-Nine
	Historical		Pro forma	Weeks Ended
	GEO	Cornell	adjustments	September 27, 2009

Weighted average common shares			(14,880)
outstanding	50,800	14,880	15,764	66,564
Effect of dilutive securities:
Employee and director stock options and restricted stock	1,047	88	(88)	1,047

Weighted average diluted shares	51,847	14,968	796	67,611

				Pro forma combined
				Fiscal
	Historical		Pro forma	Year Ended
	GEO	Cornell	adjustments	January 3, 2010

Weighted average common shares			(14,881)
outstanding	50,879	14,881	15,764	66,643
Effect of dilutive securities:
Employee and director stock options and restricted stock	1,043	105	(105)	1,043

Weighted average diluted shares	51,922	14,986	778	67,686

(T) The pro forma adjustment reflects the elimination of annual management fees paid to AEA Investors by BII Holding that will be discontinued upon completion of the BI Acquisition. Management fees paid were $0.9 million, $0.9 million and $1.3 million for the nine months ended September 30, 2010, nine months ended September 30, 2009 and twelve months ended December 31, 2009, respectively.